Exhibit 99.2

INDEX TO FINANCIAL STATEMENTS

West Suburban Bancorp, Inc. and Subsidiaries – Unaudited Consolidated Financial Statements for the Nine Months Ended September 30, 2021 and 2020

WEST SUBURBAN BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	September 30,	December 31,
	2021	2020
Assets
Cash and due from banks	$132,807	$94,562
Total cash and cash equivalents	132,807	94,562
Securities
Available for sale (amortized cost of $349,227 at September 30, 2021 and $506,632 at December 31, 2020)	353,798	513,562
Held to maturity (fair value of $769,898 at September 30, 2021 and $570,195 at December 31, 2020)	771,410	560,653
Federal Home Loan Bank stock	3,340	2,377
Total securities	1,128,548	1,076,592
Loans, less allowance for loan losses of $19,108 at September 30, 2021 and $18,618 at December 31, 2020	1,530,541	1,468,712
Bank-owned life insurance	40,120	39,674
Premises and equipment, net	50,909	55,331
Other real estate owned, net	5,541	5,578
Accrued interest and other assets	13,730	13,010
Total assets	$2,902,196	$2,753,459

Liabilities and shareholders’ equity
Deposits
Demand-noninterest-bearing	$388,847	$359,078
Interest-bearing	2,245,433	2,126,488
Total deposits	2,634,280	2,485,566
Federal Home Loan Bank advances	5,000	19,000
Accrued interest and other liabilities	16,838	14,156
Total liabilities	2,656,118	2,518,722

Shareholders’ equity
Common stock, no par value; 15,000,000 shares authorized; 386,043 shares issued and outstanding at September 30, 2021; 388,458 at December 31, 2020	3,086	3,105
Surplus	12,079	13,469
Retained earnings	227,646	213,209
Accumulated other comprehensive income	3,267	4,954
Total shareholders’ equity	246,078	234,737
Total liabilities and shareholders’ equity	$2,902,196	$2,753,459

See accompanying notes to unaudited consolidated financial statements.

WEST SUBURBAN BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands) (Unaudited)

	Nine Months Ended
	September 30,
	2021	2020
Interest income
Loans, including fees	$44,018	$47,051
Securities
Taxable	10,191	10,139
Exempt from federal income tax	608	829
Interest income on balance due from depositiory institutions	81	218
Total interest income	54,898	58,237

Interest expense
Deposits	3,282	6,028
Other	44	1
Total interest expense	3,326	6,029
Net interest income	51,572	52,208
Provision for loan losses	250	6,003
Net interest income after provision for loan losses	51,322	46,205

Noninterest income
Service fees on deposit accounts	1,972	1,546
Debit card fees	2,950	2,373
Bank-owned life insurance	446	1,167
Net realized gains on securities transactions	-	1,065
Gain on sale of Visa B shares	9,515	-
Other	2,734	2,124
Total noninterest income	17,617	8,275

Noninterest expense
Salaries and employee benefits	22,296	24,362
Occupancy	5,694	5,645
Furniture and equipment	6,453	6,996
Other real estate owned expense	66	551
FDIC assessments	1,060	452
Loan administration	194	554
Professional fees	2,272	1,337
Advertising and promotion	708	774
Other	5,311	4,534
Total noninterest expense	44,054	45,205

Income before income taxes	24,885	9,275
Income tax expense	6,582	1,888
Net income	$18,303	$7,387

Basic and diluted earnings per share	$47.31	$18.69

See accompanying notes to unaudited consolidated financial statements.

WEST SUBURBAN BANCORP, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in thousands) (Unaudited)

	Nine Months Ended
	September 30,
	2021	2020
Net Income	$18,303	$7,387

Other comprehensive income (loss)
Unrealized gains (loss) on available for sale securities:
Unrealized holding gains (loss) arising during the period	(2,359)	8,005
Reclassification adjustments for gains included in net income	-	-
Tax effect	672	(2,281)

Total other comprehensive income (loss)	(1,687)	5,724
Total comprehensive income	$16,616	$13,111

See accompanying notes to unaudited consolidated financial statements.

WEST SUBURBAN BANCORP, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

(Dollars in thousands, except per share data) (Unaudited)

	Common Stock and Surplus	Retained Earnings	Accumulated Other Compre- hensive Income (Loss)	Total Shareholders’ Equity
Balance, January 1, 2020	$24,536	$205,706	$345	$230,587
Repurchase and retirement of 11,822 shares of common stock	(7,009)	-	-	(7,009)
Net income	-	7,387	-	7,387
Cash dividends paid - $8.00 per share	-	(3,187)	-	(3,187)
Total other comprehensive income	-	-	5,724	5,724
Balance, September 30, 2020	$17,527	$209,906	$6,069	$233,502

Balance, January 1, 2021	$16,574	$213,209	$4,954	$234,737
Repurchase and retirement of 2,415 shares of common stock	(1,409)	-	-	(1,409)
Net income	-	18,303	-	18,303
Cash dividends paid - $10.00 per share	-	(3,866)	-	(3,866)
Total other comprehensive loss	-	-	(1,687)	(1,687)
Balance, September 30, 2021	$15,165	$227,646	$3,267	$246,078

See accompanying notes to unaudited consolidated financial statements.

WEST SUBURBAN BANCORP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands) (Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net income	$18,303	$7,387
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	5,270	5,599
Provision for loan losses	250	6,003
Net premium amortization of securities	4,750	6,116
Net realized gain on securities transactions	-	(1,065)
Earnings on bank-owned life insurance	(446)	(1,167)
Gain on sales of Visa B shares	(9,515)	-
Net loss on sales of premises and equipment	157	-
Net loss on sales of other real estate owned	-	110
Write down of other real estate owned	37	445
Increase in accrued interest and other assets	(183)	(2,745)
Increase in accrued interest and other liabilities	2,682	(138)
Net cash provided by operating activities	21,305	20,545
Cash flows from investing activities
Securities available for sale
Sales	-	33,144
Maturities, calls and principal payments	156,037	170,107
Purchases	-	(283,989)
Securities held to maturity
Maturities, calls and principal payments	161,244	121,885
Purchases	(375,248)	(156,987)
(Purchase) redemption of FHLB stock	(963)	100
Net increase in loans	(62,079)	(220,896)
Sale of Visa B shares	9,515	-
Purchases of premises and equipment	(1,047)	(4,909)
Sales of premises and equipment	42	-
Sales of other real estate owned	-	1,381
Net cash used in investing activities	(112,499)	(340,164)
Cash flows from financing activities
Net increase in deposits	148,714	334,756
Proceeds from FHLB advances	166,000	24,000
Repayments of FHLB advances	(180,000)	(20,000)
Repurchase and retirement of common stock	(1,409)	(7,009)
Dividends paid	(3,866)	(3,187)
Net cash provided by financing activities	129,439	328,560
Net increase in cash and cash equivalents	38,245	8,941
Beginning cash and cash equivalents	94,562	85,287
Ending cash and cash equivalents	$132,807	$94,228
Supplemental disclosures
Cash paid for interest	$3,717	$6,598
Cash paid for income taxes	6,067	2,692

See accompanying notes to unaudited consolidated financial statements.

WEST SUBURBAN BANCORP, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

Note 1 - Nature of Business and Summary of Significant Accounting Policies

West Suburban Bancorp, Inc. (“West Suburban”) through the branch network of its subsidiary, West Suburban Bank (the “Bank” and, together with West Suburban, the “Company”), operates 34 full-service branches, 4 limited-service branches and four departments providing insurance, land trust, financial and other services for the convenience of the customers of the Bank throughout DuPage, Kane, Kendall and Will Counties in Illinois. Customers in these areas are the primary consumers of the Company’s loan and deposit products and services. Although borrower cash flow is expected to be the primary source of repayment for the Company’s loans, the loans are generally secured by various forms of collateral or security, including real estate, business assets, consumer goods, personal guarantees and other items.

Principles of Consolidation

The unaudited consolidated financial statements include the accounts of West Suburban and the Bank. Significant intercompany accounts and transactions have been eliminated.

These interim financial statements do not include all the information and footnotes required by generally accepted accounting principles for the complete financial statements and should be read in conjunction with the Company’s most recent annual financial statements. The consolidated financial statements have not been audited by an independent auditor, but in the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation of financial statements, have been reflected herein. The results for the nine months ended September 30, 2021 are not necessarily indicative of the results expected for the year ending December 31, 2021 or for any other future time period.

Subsequent Events

The Company has evaluated subsequent events for recognition and disclosure through February 15, 2022, which is the date the financial statements were available to be issued.  (See Note 8 in the Unaudited Consolidated Financial Statements for more specific disclosure.)

A strain of the coronavirus spread around the world with resulting business and social disruption.  The rate of inflation, the employment situation, and supply chain disruptions could lead to operations and business results of the Company be materially adversely effected.  Significant estimates as disclosed in Note 1, including the allowance for loan losses, valuation of securities, and the carrying value of other real estate owned may be materially adversely impacted by national and local events designed to contain the coronavirus.

Use of Estimates

To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions, which are subject to change, based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ.

Securities

Debt securities are classified into two categories: “available for sale” and “held to maturity.” Available for sale securities are carried at fair value with net unrealized gains and losses (net of deferred tax) reported in accumulated other comprehensive income as a separate component of shareholders’ equity. Held to maturity securities are carried at amortized cost as the Company has both the ability and positive intent to hold them to maturity. Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage-backed securities where prepayments are anticipated. Gains and losses on sales are recorded on the trade date and determined using the specific identification method. The Company does not engage in trading activities.

Management evaluates securities for other-than-temporary impairment (“OTTI”) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: (1) OTTI related to credit loss, which must be recognized in the income statement, and (2) OTTI related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis.

Federal Home Loan Bank (FHLB) Stock

The Bank is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of unearned interest, deferred loan fees and costs and an allowance for loan losses. Interest income is accrued on the unpaid balance of the Company’s loans and includes amortization of net deferred loan fees and costs over the loan term. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

Accrual of interest is generally discontinued on loans 90 days past due, or on an earlier date, if management believes, after considering economic and business conditions and collection efforts, that the borrower’s financial condition is such that collection of principal or interest is doubtful. In some circumstances, a loan more than 90 days past due may continue to accrue interest if it is fully secured and in the process of collection. When a loan is classified as nonaccrual, interest previously accrued but not collected is charged back to interest income. When payments are received on nonaccrual loans they are first applied to principal, then to interest income and finally to expenses incurred for collection.

Allowance for Loan Losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses in the loan portfolio. The allowance is increased by a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the un-collectability of a loan has been established. Subsequent recoveries, if any, are credited to the allowance. The allowance consists of specific and general components. The specific component relates to specific loans that are individually classified as impaired. The allowance for loan losses is evaluated monthly based on management’s periodic review of loan collectability in light of historical loan loss experience, the nature and volume of the loan portfolio, information about specific borrower situations and estimated collateral values and prevailing economic conditions. Although allocations of the allowance may be made for specific loans, the entire allowance is available for any loan that, in management’s judgment, should be charged-off. Management’s evaluation of loan collectability is inherently subjective as it requires estimates that are subject to significant revision as more information becomes available or as relevant circumstances change.

The Company evaluates commercial, commercial real estate, construction and development and residential real estate (mortgage and home equity) loans monthly for impairment. A loan is considered impaired when, based on current information and events, full payment under the loan terms is not expected. Loans for which the terms have been modified and for which the borrower is experiencing financial difficulties are considered troubled debt restructurings (“TDRs”) and classified as impaired. Impairment is measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the loan’s collateral, if repayment of the loan is collateral dependent. A valuation allowance is maintained for the amount of impairment. Generally, loans 90 days or more past due and loans classified as nonaccrual status are considered for impairment. Impairment is considered on an entire category basis for smaller-balance loans of similar nature such as residential real estate and consumer loans, and on an individual basis for other loans. In general, consumer and credit card loans are charged-off no later than 120 days after a consumer or credit card loan becomes past due.

The general component covers pools of other loans not classified as impaired and is based on historical loss experience adjusted for current factors. The historical loss experience is determined by portfolio segment and is based on a rolling three-year net charge-off history. This actual loss experience is supplemented with other economic factors based on the risks present for each portfolio segment. These factors include consideration of the following: levels and trends in past dues; trends in charge-offs and recoveries; trends in volume and terms of loans; effects of collateral deterioration; experience, ability and depth of lending management and other relevant staff; national and local economic trends; and trends in impaired loans including impaired loans, without specific allowance for loan losses. The following portfolio segments have been identified: commercial, commercial real estate, construction and development, residential real estate (mortgage and home equity) and consumer loans.

Commercial loans are made based primarily on the identified cash flow of the borrower and secondarily on the underlying collateral provided by the borrower. Most often, this collateral is accounts receivable, inventory, equipment or real estate. Repayment is primarily dependent upon the borrower’s ability to service the debt based upon the cash flows generated from the underlying business. Secondary support involves liquidation of the pledged collateral and enforcement of a personal guarantee, if a guarantee is obtained.

Commercial real estate lending typically involves higher loan principal amounts, and the repayment of the loans generally is dependent, in large part, on sufficient income from the properties securing the loans to cover operating expenses and debt service. Economic events or governmental regulations outside of the control of the borrower or the Company may negatively impact the future cash flow and market values of the affected properties.

Construction and development lending involves additional risks because funds are advanced based upon values associated with the completed project, which are uncertain. Because of the uncertainties inherent in evaluating the construction cost estimates that the Company receives from its customers and other third parties, as well as the market value of the completed project and the effects of governmental regulation of real property, it is relatively difficult to evaluate accurately the total funds required to complete a project and the related loan-to-value ratio. As a result, construction and development loans often involve the disbursement of substantial funds with repayment dependent, in part, on the success of the ultimate project and the ability of the borrower to sell or lease the property, rather than the ability of the borrower or guarantor to repay principal and interest.

Residential real estate (mortgage and home equity) lending consists primarily of loans secured by first or second mortgages on primary residences. The loans are collateralized by owner-occupied properties located in the Company’s market area. Mortgage title insurance is normally required on first mortgages and second mortgages $100,000 and greater. Hazard insurance is normally required on first and second mortgages.

The Company’s consumer loans are primarily made up of credit card lines and installment loans. Credit card lines present inherent risk due to the unsecured nature of the product. The installment loans represent a relatively small portion of the Company’s loan portfolio and are primarily secured by automobiles.

Bank-Owned Life Insurance (“BOLI”)

The Company has purchased life insurance policies on certain officers and directors. BOLI is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.

Premises and Equipment

Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Depreciation is generally computed on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the useful life or lease term.

Other Real Estate Owned

Other real estate owned are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. Physical possession of residential real estate property collateralizing a residential mortgage loan occurs when legal title is obtained upon completion of foreclosure or when the borrower conveys all interest in the property to satisfy the loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed.

Loan Commitments and Related Financial Instruments

Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are issued.

Income Taxes

Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that has a greater than 50% likelihood of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

The Company recognizes interest and/or penalties related to income tax matters in income tax expense.

401(k) Profit Sharing Plan, Employee Stock Ownership Plan (ESOP) and Other Retirement Plans

The Bank maintains the West Suburban Bank 401(k) Profit Sharing Plan to assist the Company in recruiting and retaining its personnel. Participation in the plan is subject to certain age and service requirements. Although the Company currently intends to match a percentage of the contributions that each employee voluntarily makes to the plan, all contributions by the Company are discretionary and subject to review by the Bank’s Board of Directors from time to time. The plan is also intended to enable long time employees of the Company that also participate in the ESOP to diversify their retirement savings.

The Bank also maintains an ESOP, which is a noncontributory tax qualified retirement plan that covers employees who have satisfied specific service requirements. Subject to review by the Bank’s Board of Directors, the Bank may make contributions to the ESOP for the benefit of the participants from time to time. Dividends declared on common stock owned by the ESOP are charged against retained earnings. Dividends paid on ESOP shares are passed through to participants, who have the option to receive cash or reinvest in the plan. Earned and allocated ESOP shares are voted by the respective participants.

The Company has deferred compensation arrangements with certain former and current executive officers and directors. Deferred compensation expense allocates the benefits over years of service.

Earnings per Share

Basic and diluted earnings per share was $47.31 and $18.69 for the nine months ended September 30, 2021 and 2020, respectively. Basic earnings per share are computed by dividing net income by the weighted-average number of shares of common stock during the period. There are no dilutive shares outstanding during 2021 or 2020.  The weighted average outstanding shares were 386,909 and 395,162 for the nine months ended September 30, 2021 and 2020, respectively.

Cash Flows

For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks and federal funds sold. Generally, federal funds are sold for one-day periods. Net cash flows are reported for customer loan and deposit transactions.

Comprehensive Income

Comprehensive income includes net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on available for sale securities, net of reclassification adjustments and deferred tax effects.

Loss Contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable, and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

Dividend Restrictions

Banking regulations require maintaining certain capital levels and may limit the dividends paid by the Bank to West Suburban or by West Suburban to shareholders. (See Note 7 in the Unaudited Consolidated Financial Statements for more specific disclosure.)

Fair Value of Financial Instruments

Fair value of financial instruments is estimated using relevant market information and other assumptions. (See Note 6 in the Unaudited Consolidated Financial Statements for more specific disclosure.) Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Reclassifications

Certain reclassifications have been made in prior years’ financial statements to conform to the current year’s presentation.

New Accounting Pronouncements

ASU 2017-03 – Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, as amended. The FASB issued new guidance (Topic 326) to replace the incurred loss model for loans and other financial assets with an expected model, which is referred to as the current expected credit loss (CECL) model. The CECL Model is applicable to the measurement of credit losses on financial assets measured at amortized cost, including loan receivables and held-to-maturity debt securities. It also applies to off-balance sheet credit exposures not accounted for as loan commitments, standby letters of credit, financial guarantees, and other similar instruments and net investments recognized by a lessor. In addition, the amendments in Topic 326 require credit losses on available-for-sale to be presented as a valuation allowance rather than as a direct write-down on. In October 2019, the FASB approved a change in the effective dates for CECL which delayed the effective date to fiscal years beginning after December 15, 2022 for Public Business Entities (PBE’s) and smaller reporting companies. Because the Company is a PBE, the proposed delay is applicable to the Company, and the Company plans to delay the implementation of CECL until January 1, 2023.

Management has initiated an implementation committee that has implemented a process to collect the data and is utilizing a vendor solution for the new standard. Initial assessment indicates an increase to the allowance for loan losses upon adoption. However, the magnitude of the increase is uncertain at this time. The internal controls over financial reporting specifically related to CECL are in the design stage and are currently being evaluated.

ASU 2020-04 – Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. In May 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. Reference rate reform relates to the effects undertaken to eliminate certain reference rates such as the London Interbank Offered Rate (“LIBOR”) and introduce new reference rates that may be based on larger or more liquid observations and transactions. ASU 2020-04 provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships and other contracts. Generally, ASU 2020-04 would allow entities to consider contract modifications due to reference rate reform to be a continuation of an existing contract; thus, the Company would not have to determine if the modification is considered insignificant. The Company is in the process of reviewing loan documentation, along with the transition procedures it will need in order to implement reference rate reform. While the Company has yet to adopt ASU 2020-04, the standard was effective upon issuance and terminates December 31, 2022 such that changes made to contracts beginning on or after January 1, 2023 would not apply. The adoption of ASU 2020-04 is not expected to have a material effect on the Company’s operating results or financial condition.

Note 2 - Securities

The amortized cost, unrealized gains and losses and fair value of securities available for sale are as follows at the dates indicated:

	September 30, 2021
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasuries	$9,930	$-	$(450)	$9,480
Mortgage-backed: residential	330,111	5,056	(85)	335,082
States and political subdivisions	9,186	50	-	9,236
Total	$349,227	$5,106	$(535)	$353,798

	December 31, 2020
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasuries	$9,924	$43	$-	$9,967
Mortgage-backed: residential	478,846	6,911	(196)	485,561
States and political subdivisions	17,862	172	-	18,034
Total	$506,632	$7,126	$(196)	$513,562

The amortized cost, unrecognized gains and losses and fair value of securities held to maturity are as follows at the dates indicated:

	September 30, 2021
	Amortized Cost	Gross Unrecognized Gains	Gross Unrecognized Losses	Fair Value
U.S. Treasuries	$-	$-	$-	$-
U.S. government sponsored enterprises	56,349	134	(349)	56,134
Mortgage-backed: residential	699,149	6,372	(8,575)	696,946
States and political subdivisions	15,912	906	-	16,818
Total	$771,410	$7,412	$(8,924)	$769,898

	December 31, 2020
	Amortized Cost	Gross Unrecognized Gains	Gross Unrecognized Losses	Fair Value
U.S. Treasuries	$10,001	$39	$-	$10,040
U.S. government sponsored enterprises	20,475	13	(33)	20,455
Mortgage-backed: residential	512,980	8,900	(337)	521,543
States and political subdivisions	17,197	960	-	18,157
Total	$560,653	$9,912	$(370)	$570,195

U.S. government sponsored enterprises securities and mortgage-backed: residential securities consist of residential mortgage-backed securities issued by U.S. government sponsored enterprises and agencies, including primarily Fannie Mae, Freddie Mac and Ginnie Mae, each an enterprise that the government has affirmed its commitment to support.

The amortized cost and fair value of debt securities available for sale and held to maturity at September 30, 2021 are shown by contractual maturity. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties. Securities with an amortized cost of approximately $8,445 are callable in 2021. Securities not due at a single maturity date are shown separately.

	Available for Sale		Held to Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in 1 year or less	$5,587	$5,612	$2,936	$2,949
Due after 1 year through 5 years	3,600	3,625	4,717	4,989
Due after 5 years through 10 years	9,930	9,479	52,363	52,324
Due after 10 years	-	-	12,246	12,691
Mortgage-backed: residential	330,110	335,082	699,148	696,945
Total	$349,227	$353,798	$771,410	$769,898

Sales of securities available for sale were as follows:

	Nine Months Ended September 30,
	2021	2020
Proceeds from sales	$-	$33,144
Gross realized gains	-	1,065
Gross realized losses	-	-

Securities with a carrying value of approximately $91,265 and $90,763 at September 30, 2021 and December 31, 2020, respectively, were pledged to secure public deposits, fiduciary activities and for other purposes required or permitted by law.

At September 30, 2021 and December 31, 2020, the Company did not hold any securities of any single issuer in excess of 10% of the Company’s shareholders’ equity, except from U.S. government sponsored enterprises.

Securities with unrealized losses at September 30, 2021 and December 31, 2020 not recognized in income are presented below by the length of time the securities have been in a continuous unrealized loss position:

	September 30, 2021
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
U.S. Treasuries	$9,480	$(450)	$-	$-	$9,480	$(450)
U.S. government sponsored enterprises	54,271	(222)	1,863	(127)	56,134	(349)
Mortgage-backed: residential	567,905	(8,370)	464,122	(290)	1,032,027	(8,660)
Total temporarily impaired	$631,656	$(9,042)	$465,985	$(417)	$1,097,641	$(9,459)

	December 31, 2020
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
U.S. government sponsored enterprises	$5,953	$(33)	$-	$-	$5,953	$(33)
Mortgage-backed: residential	174,811	(518)	1,109	(15)	175,920	(533)
Total temporarily impaired	$180,764	$(551)	$1,109	$(15)	$181,873	$(566)

The unrealized losses at September 30, 2021 were in U.S. Treasuries, U.S. government sponsored enterprise securities and mortgage-backed: residential. Because the decline in fair value on the debt securities is primarily due to changes in market interest rates and because the Company has the ability and intent to hold these securities to maturity, the Company does not consider these securities to be other-than-temporarily impaired at September 30, 2021.

Note 3 – Loans

The Company makes commercial, residential real estate and consumer loans primarily to customers throughout the western suburbs of Chicago. From time to time, the Company will make loans outside of its market area. Major classifications of loans were as follows as of the dates indicated (in thousands):

	September 30, 2021	December 31, 2020
Commercial	$491,405	$587,637
Commercial real estate	746,612	626,573
Construction and development	118,074	73,422
Residential real estate:
Mortgage	132,676	127,973
Home equity	49,200	61,424
Consumer	11,682	10,301
Total	1,549,649	1,487,330
Allowance for loan losses	(19,108)	(18,618)
Loans, net	$1,530,541	$1,468,712

Included in commercial loans are $58,966 and $212,100 of loans made under the Payroll Protection Program (PPP) as of September 30, 2021 and December 31, 2020, respectively. These loans are guaranteed by the Small Business Administration (SBA).  The loans have a term of 24 to 60 months but are eligible for forgiveness by the SBA.

Changes in the allowance for loan losses by portfolio segment for the nine months ended as of dates indicated were as follows (in thousands):

	Commercial	Commercial Real Estate	Construction and Development	Residential Real Estate	Consumer	Total
Nine months ended Sept. 30, 2021
Balance, beginning of period	$8,049	$7,552	$943	$1,875	$199	18,618
Provisision for (recovery of) loan losses	293	170	35	(256)	8	250
Charge-offs	(25)	-	-	-	(62)	(87)
Recoveries	236	2	-	44	45	327
Balance, Sept. 30, 2021	$8,553	$7,724	$978	$1,663	$190	$19,108

	Commercial	Commercial Real Estate	Construction and Development	Residential Real Estate	Consumer	Total
Nine months ended Sept. 30, 2020
Balance, beginning of period	$6,381	$4,530	$1,087	$2,055	$207	14,260
Provisision for loan losses	2,452	3,258	(93)	362	24	6,003
Charge-offs	(250)	(416)	-	(194)	(64)	(924)
Recoveries	28	25	-	109	42	204
Balance, Sept. 30, 2020	$8,611	$7,397	$994	$2,332	$209	$19,543

The balance of the allowance for loan losses and the recorded investment (which does not include accrued interest) in loans by portfolio segment and based on impairment method as of the dates indicated were as follows (in thousands):

	Commercial	Commercial Real Estate	Construction and Development	Residential Real Estate	Consumer	Total
September 30, 2021
Allowance for loan losses attributable to loans:
Individually evaluated for impairment	$1,362	$603	$-	$267	$-	$2,232
Collectively evaluated for impairment	7,191	7,121	978	1,396	190	16,876
Total ending allowance balance	$8,553	$7,724	$978	$1,663	$190	$19,108

Loans:
Individually evaluated for impairment	$12,157	$10,820	$1,145	$5,787	$-	$29,909
Collectively evaluated for impairment	479,248	734,631	116,929	176,089	12,843	1,519,740
Total ending loan balance	$491,405	$745,451	$118,074	$181,876	$12,843	$1,549,649

December 31, 2020
Allowance for loan losses attributable to loans:
Individually evaluated for impairment	$808	$934	$-	$352	$-	$2,094
Collectively evaluated for impairment	7,241	6,618	943	1,523	199	16,524
Total ending allowance balance	$8,049	$7,552	$943	$1,875	$199	$18,618

Loans:
Individually evaluated for impairment	$12,946	$13,814	$1,364	$5,834	$-	$33,958
Collectively evaluated for impairment	574,691	612,759	72,058	183,563	10,301	1,453,372
Total ending loan balance	$587,637	$626,573	$73,422	$189,397	$10,301	$1,487,330

Loans individually evaluated for impairment by class of loans at the dates indicated were as follows (in thousands):

	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated
September 30, 2021
With no related allowance recorded:
Commercial	$7,156	$5,803	$-
Commercial real estate	8,097	7,866	-
Construction and development	1,145	1,145	-
Residential real estate:
Mortgage	3,227	3,180	-
Home equity	298	274	-
Consumer	-	-	-
With an allowance recorded:
Commercial	7,363	6,354	1,362
Commercial real estate	3,195	2,954	603
Construction and development	-	-	-
Residential real estate:
Mortgage	2,333	2,333	267
Home equity	-	-	-
Consumer	-	-	-
Total	$32,814	$29,909	$2,232

December 31, 2020
With no related allowance recorded:
Commercial	$10,602	$8,877	$-
Commercial real estate	9,227	8,981	-
Construction and development	1,368	1,364	-
Residential real estate:
Mortgage	2,587	2,555	-
Home equity	259	242	-
Consumer	-	-	-
With an allowance recorded:
Commercial	4,160	4,069	808
Commercial real estate	5,039	4,833	934
Construction and development	-	-	-
Residential real estate:
Mortgage	3,037	3,037	352
Home equity	-	-	-
Consumer	-	-	-
Total	$36,279	$33,958	$2,094

Average impaired loans by class were as follows at the dates indicated (in thousands):

	September 30, 2021	December 31, 2020
Commercial	$12,069	$9,667
Commercial real estate	11,114	6,051
Construction and development	953	329
Residential real estate:
Mortgage	5,584	4,868
Home equity	271	22
Consumer	-	-
Total	$29,992	$20,937

Interest income recognized during impairment was $315 and $218 for the nine months ended September 30, 2021 and 2020, respectively.

Nonperforming loans and loans past due 90 days or more still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans.

The recorded investment in nonaccrual and loans past due 90 days or more still on accrual by class of loans at the dates indicated was as follows (in thousands):

	Nonaccrual	Loans Past Due 90 Days or More Still on Accrual
September 30, 2021
Commercial	$12,157	$-
Commercial real estate	7,555	-
Construction and development	1,145	-
Residential real estate:
Mortgage	2,112	-
Home equity	203	-
Consumer	-	-
Total	$23,172	$-

	Nonaccrual	Loans Past Due 90 Days or More Still on Accrual
December 31, 2020
Commercial	$12,842	$-
Commercial real estate	13,408	-
Construction and development	1,364	4
Residential real estate:
Mortgage	1,121	-
Home equity	170	-
Consumer	-	3
Total	$28,905	$7

Loans past due 90 days or more still on accrual are generally considered to be well-collateralized and in the process of collection. There were no of loans past due 90 days or more still on accrual as of September 30, 2021 and $7 as of December 31, 2020.

The aging of the recorded investment in past due loans were as follows (in thousands):

	30 - 59 Days Past Due	60 - 89 Days Past Due	90 Days or More Past Due	Total Past Due	Loans Not Past Due	Total
September 30, 2021
Commercial	$2,081	$-	$12,187	$14,268	$486,672	$491,359
Commercial real estate	1,209	-	5,843	7,052	739,609	746,986
Construction and development	5,045	-	1,145	6,190	111,884	118,074
Residential real estate:
Mortgage	1,226	-	2,096	3,322	129,560	132,583
Home equity	-	-	219	219	48,834	48,972
Consumer	53	-	5	58	11,671	11,675
Total	$9,614	$-	$21,495	$31,109	$1,528,230	$1,549,649

December 31, 2020
Commercial	$7,925	$18	$4,071	12,014	$575,623	$587,637
Commercial real estate	189	144	2,425	2,758	623,815	626,573
Construction and development	472	700	224	1,396	72,026	73,422
Residential real estate:
Mortgage	2,346	159	850	3,355	124,618	127,973
Home equity	-	40	143	183	61,241	61,424
Consumer	213	4	3	220	10,081	10,301
Total	$11,145	$1,065	$7,716	$19,926	$1,467,404	$1,487,330

During the nine months ended September 30, 2021, the terms of one loan was modified as a TDR with a pre and post modification balance of $1,838. The modification of the terms of such loan included rate and term concessions. During the nine months ended September 30, 2020, there were no loans modified as a TDR. There were no loans modified as a TDR within the past 12 months that defaulted during the nine months ended September 30, 2021 and 2020. A loan is considered to be in payment default once it is 90 days past due under the modified contractual terms. Loans less than $100 will not be evaluated for impairment under TDR accounting guidance.

At September 30, 2021, the Company had $10,129 of loans considered TDRs, which are considered impaired loans, compared to $9,404 as of December 31, 2020. As of September 30, 2021 and December 31, 2020, the Company has specifically allocated allowance for loan losses of $1,914 to loans considered to be TDRs with a principal balance of $9,968 and $1,183 to loans considered to be TDRs with a principal balance of $5,042, respectively. The remaining TDRs did not have impaired cash flows or are considered to be collateral dependent and do not have specific allocations of the allowance due to partial charge-offs and the loans being well-collateralized. Management has not committed to lend additional amounts to customers with outstanding loans that are classified as TDRs.

During the nine months ended September 30, 2021, there were no TDR modified for which there was a payment default following modification.  There were no increases to the allowance for loan losses and no charge-offs for the TDRs that subsequently defaulted in the nine months ended September 30, 2021.

A loan in considered to be in payment default once it is 90 days past due under the modified contractual terms.  Loans less than $100 will not be evaluated for impairment under TDR accounting guidance.

The Company is working with borrowers impacted by COVID-19 and providing modifications to include deferral of interest and/or principal payments for up to nine months.  Certain borrowers may have an extended deferral period.  These modifications are excluded from troubled debt restructuring classification under Section 4013 of the CARES Act or under applicable interagency guidance of federal banking regulators.  In 2020, the Company provided 225 borrowers with payment deferrals on loans with a total principal balance of $201,157, or 13.5%, of total loans.  For the nine months ended September 30, 2021, three loans totaling $495 received a first-time deferral under CARES and four loans totaling $6.262 received extensions of previous deferrals. As of September 30, 2021, there were $8,352 of loans in an active deferral. As of December 31, 2020, $18,236 of loans were in an active deferral period, $5,448 of loans have had the deferral expire and the borrower is delinquent, and the remaining loans have had the deferral period expire.

In order to determine whether a borrower is experiencing financial difficulty, an evaluation is performed of the probability that the borrower will be in payment default on any of its debt in the foreseeable future without the modification. This evaluation is performed under the Company’s internal underwriting policy.

The Company categorizes its non-homogeneous loans into risk categories based on relevant information about the ability of borrowers to service their debt such as, among other factors: current financial information; historical payment experience; credit documentation; public information; and current economic trends. The Company analyzes loans individually by classifying the loans as to credit risk. This analysis includes certain non-homogeneous loans, such as commercial, commercial real estate and construction and development loans. This analysis is done continually on a loan-by-loan basis. The Company uses the following definitions for classified risk ratings:

Substandard: Loans designated as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful: Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable.

Loans meeting the criteria above are considered classified rated loans. Loans not meeting the criteria above that are analyzed individually as part of the above-described process are considered to be pass rated loans. The risk categories of loans were as follows (in thousands):

	Classified	Pass	Total
September 30, 2021
Commercial	$29,864	$461,541	$491,405
Commercial real estate	13,609	733,003	746,612
Construction and development	1,145	116,929	118,074
Total	$44,618	$1,311,473	$1,356,091

December 31, 2020
Commercial	$33,553	$554,084	$587,637
Commercial real estate	17,336	609,237	626,573
Construction and development	1,364	72,058	73,422
Total	$52,253	$1,235,379	$1,287,632

The Company utilizes payment status as a means of identifying and reporting problem and potential problem loans. The Company considers nonaccrual loans and loans past due greater than 90 days and still accruing interest to be non-performing.

Note 4 – FHLB Advances

Advances from the FHLB totaled $5,000 and $19,000 at September 30, 2021 and December 31, 2020, respectively.  At September 30, 2021, the FHLB advances consist $5,000 of 0% maturing on May 9, 2022.  At December 31, 2020, the FHLB advances consist of $15,000 of .25% maturing on January 6, 2021 and $4,000 of 0% that mature on May 3, 2021.

Although no loans are specifically pledged, the FHLB requires the Bank to maintain eligible collateral (qualifying loans and investments securities) that has a lending value at least equal to its required collateral.  At September 30, 2021, there was a blanket pledge on the Bank’s one-to-four family first lien loans and one-to-four family home equity lines of credit of $174,075 with a borrowing capacity of $124,820.  At December 31, 2020 there was a blanket pledge on the Bank’s one-to-four family first lien loans and one-to-four family home equity lines of credit of $120,927 with a borrowing capacity of $101,927.  The available borrowing capacity with the FHLB is collateral based, and the Bank’s ability to borrow is subject to maintaining collateral that meets the eligibility requirements. The borrowing capacity is not committed and is subject to FHLB credit requirements and policies. In addition, the Bank must maintain a restricted investment in FHLB stock to maintain access to borrowings.

Note 5 - Off-Balance Sheet Risk, Contingent Liabilities and Guarantees

The Company is a party to off-balance sheet financial instruments to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These financial instruments involve, to varying degrees, elements of credit and interest rate risks. Such financial instruments are recorded when funded.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the agreement. These commitments primarily consist of unused lines of credit, undrawn portions of construction and development loans and commitments to make new loans. Commitments generally have fixed expiration dates or other termination provisions and may require the payment of a fee. Since many of the commitments are expected to expire without being exercised or drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

The Company’s exposure to credit risk in connection with commitments to extend credit and standby letters of credit is the contractual amount of those instruments before considering customer collateral or ability to repay. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. The Company generally requires collateral or other security to support financial instruments with credit risk. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company, is based on management’s credit evaluation of the customer. Collateral held varies and may include accounts receivable, inventory and equipment or commercial or residential properties.

A summary of the contractual exposure to off-balance sheet risk as of the indicated dates follows:

	September 30,	December 31,
	2021	2020
Commercial loans and lines of credit	$409,565	$420,887
Check credit lines of credit	608	594
Home equity lines of credit	92,501	98,370
Letters of credit	15,023	9,438
Credit card lines of credit	35,158	31,508
Smartline of credit	141	15
Total	$552,996	$560,812

Note 6 - Fair Value of Financial Instruments

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:

Level 1 – Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2 – Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3 – Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The Company used the following methods and significant assumptions to estimate the fair value of each type of financial instrument:

Securities:  The fair value of securities is determined by quoted market prices, if available (Level 1). For securities where quoted prices are not available, fair value is calculated based on market prices of similar securities (Level 2). For securities where quoted prices or market prices of similar securities are not available, fair value is calculated using discounted cash flows or other market indicators (Level 3).

Impaired Loans:  The fair value of impaired loans secured by real estate with specific allocations of the allowance for loan losses is based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches, including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available for similar loans and collateral underlying such loans. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business, resulting in a Level 3 fair value classification. Impaired loans are evaluated on a quarterly basis for additional impairment and adjusted in accordance with the allowance policy.

Other Real Estate Owned:  Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. Fair value is commonly based on recent real estate appraisals which are generally updated no less frequently than annually. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Real estate owned properties are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

Assets and liabilities measured at fair value on a recurring basis, are as follows as off the dates indicated (in thousands):

	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Measured on a recurring basis - September 30, 2021
Financial assets
U.S. Treasuries	$9,480	$-	$9,480	$-
Mortgage-backed: residential	335,082	-	335,082	-
State and political subdivisions	9,236	-	9,236	-
Total securities available for sale	$353,798	$-	$353,798	$-

Measured on a recurring basis - December 31, 2020
Financial assets
U.S. Treasuries	$9,967	$-	$9,967	$-
Mortgage-backed: residential	485,561	-	485,561	-
State and political subdivisions	18,034	-	18,034	-
Total securities available for sale	$513,562	$-	$513,562	$-

Fair value changes in the financial assets shown above are adjusted through comprehensive income. There were no transfers between Level 1 and Level 2 during the nine months ended September 30, 2021 and during the year ended December 31, 2020.

The Company had no securities where the fair value was determined using Level 3 inputs during the nine months ended September 30, 2021 and the year ended December 31, 2020.

Assets and liabilities measured at fair value on a non-recurring basis are as follows as of the date indicated (in thousands):

	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Measured on a non-recurring basis - December 31, 2020
Impaired loans
Commercial	$531	$-	$-	$531
Commercial real estate	1,517	-	-	1,517
Construction and development	-	-	-	-
Other real estate owned
Construction and development	4,523	-	-	4,523

At September 30, 2021, there were no impaired loans measured for impairment using the fair value of the collateral for collateral dependent loans. At December 31, 2020, impaired loans had a carrying amount of $2,048 with a valuation allowance of $870. There was no provision for loan losses made for these loans for 2020.

Other real estate owned are carried at the lower of cost or fair value less costs to sell. At September 30, 2021, there was no other real estate owned with valuation allowances. At December 31, 2020, other real estate owned had a carrying amount of $4,523. There was no write-downs on the other real estate owned during the nine months ended September 30, 2021 and 2020, respectively.

The following table presents quantitative information about Level 3 fair value measurements for financial instruments measured at fair value on a non-recurring basis:

	Fair Value	Valuation Techniques	Range
Measured on a non-recurring basis - December 31, 2020
Impaired loans
Commercial	$531	Sales comparison	-
Commercial real estate	1,517	Sales comparison	(20%)-69%
Construction and development	-	Sales comparison	-
Other real estate owned
Construction and development	4,523	Sales comparison	5%-112%

Unobservable inputs related to the income approach valuation technique include adjustments for differences in net operating income expectations, and unobservable inputs for the sales comparison valuation technique include adjustments for differences between comparable sales.

Carrying values and estimated fair values of the Company’s financial instruments as of the dates indicated are set forth in the table below:

		Fair Value Measurements at September 30, 2021
	Carrying Value	Level 1	Level 2	Level 3	Total
(Dollars in thousands)
Financial assets
Cash and cash equivalents	$132,807	$132,807	$-	$-	$132,807
Securities
Available for sale	353,798	-	353,798	-	353,798
Held to maturity	771,410	-	769,899	-	769,899
Federal Home Loan Bank stock	3,340	N/A	N/A	N/A	N/A
Loans, less allowance for loan losses	1,530,541	-	-	1,534,856	1,534,856
Accrued interest receivable	5,894	-	-	5,894	5,894

Financial liabilities
Deposits	2,634,280	-	-	2,471,561	2,471,561
Accrued interest payable	1,144	-	-	1,144	1,144

		Fair Value Measurements at December 31, 2020
	Carrying Value	Level 1	Level 2	Level 3	Total
(Dollars in thousands)
Financial assets
Cash and cash equivalents	$94,562	$94,562	$-	$-	$94,562
Securities
Available for sale	513,562	-	513,562	-	513,562
Held to maturity	560,653	-	570,195	-	570,195
Federal Home Loan Bank stock	2,377	N/A	N/A	N/A	N/A
Loans, less allowance for loan losses	1,468,712	-	-	1,486,948	1,486,948
Accrued interest receivable	6,208	-	-	6,208	6,208

Financial liabilities
Deposits	2,485,566	-	-	2,490,465	2,490,465
Accrued interest payable	1,535	-	-	1,535	1,535

Note 7 - Capital Requirements

Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off-balance sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action. The final rules implementing Basel Committee on Banking Supervision’s capital guidelines for U.S. Banks (Basel III rules) became effectives for the Company on January 1, 2015 with full compliance with all of the requirements being phased in over a multi-year schedule, and fully phased in by January 1, 2019. Under the Basel III rules, the Company must hold a capital conservation buffer above the adequately capitalized risk-based capital ratios. The capital conservation buffer fully phased in to 2.5% by December 31, 2019.  The net unrealized gain or loss on available for sale securities is not included in computing regulatory capital. Management believes as of September 30, 2021 and December 31, 2020, the Company and Bank meet all capital adequacy requirements to which they are subject.

Prompt corrective action regulations provide five classifications: well-capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition.  If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At September 30, 2021 and December 31, 2020, the most recent regulatory notifications categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution’s category.

The capital amounts and ratios of the Bank are presented in the table below:

	Actual		Minimum For Capital Adequacy Purposes (a)		Minumum To Be Well- Capitalized (a)
As of September 30, 2021	Amount	Ratio	Amount	Ratio	Amount	Ratio

Total capital (to risk-weighted assets)	$259,496	13.55%	$153,228	8.00%	$191,535	10.00%

Common Equity Tier 1 (to risk-weighted assets)	240,388	12.55%	86,191	4.50%	124,498	6.50%

Tier 1 capital (to risk-weighted assets)	240,388	12.55%	114,921	6.00%	153,228	8.00%

Tier 1 capital (to average assets)	240,388	8.17%	117,636	4.00%	147,045	5.00%

As of December 31, 2020

Total capital (to risk-weighted assets)	$246,225	14.89%	$132,329	8.00%	$165,411	10.00%

Common Equity Tier 1 (to risk-weighted assets)	227,607	13.76%	74,435	4.50%	107,517	6.50%

Tier 1 capital (to risk-weighted assets)	227,607	13.76%	99,246	6.00%	132,329	8.00%

Tier 1 capital (to average assets)	227,607	8.47%	107,522	4.00%	134,403	5.00%

(a) The capital conservation buffer is not presented in these amounts or ratios.

Note 8 - Subsequent Event

On December 1, 2021 the Company merged with and into Old Second Bancorp, Inc. (“Old Second”) in a cash and stock transaction.  In the merger, each shareholder of the Company will receive 42.413 shares of Old Second’s common stock and $271.15 in cash for each share of the Company’s common stock owned by the shareholder on the closing date of the merger upon exchange of the Company’s common stock.